Exhibit 3.166.1
ASSIGNMENT
          FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, We, Zev Karkomi and Craig M. Bernfield, Managers of Aviv Healthcare, L.L.C, general partner of Aviv Healthcare Properties Limited Partnership, general partner of Aviv Healthcare Properties Operating Partnership I, L.P., sole member of Aviv Financing II, L.L.C. (“Assignor”), effective October l, 2007, do hereby sell, transfer and assign to Aviv Financing I, L.L.C. (“Assignee”), all right, title and interest in Ohio Aviv, L.L.C., a Delaware limited liability company (the “Company”), and direct that all further profits, losses, income, return of contributions and distributions be paid or credited to Assignee.
Dated this 1st day of October, 2007.

/s/ Zev Karkomi
Zev Karkomi

/s/ Craig M. Bernfield
Craig M. Bernfield

ACCEPTANCE OF ASSIGNMENT
          We, Zev Karkomi and Craig M. Bernfield, not individually but as Managers of Aviv Healthcare, L.L.C., general partner of Aviv Healthcare Properties Limited Partnership, general partner of Aviv Healthcare Properties Operating Partnership I, L.P., sole member of Aviv Financing I, L.L.C., hereby accept the foregoing assignment of Company Interest and agree that Aviv Financing I, L.L.C, be bound by all the terms, conditions and covenants of the Operating Agreement of Ohio Aviv, L.L.C., as the same may have been amended as of the date hereof.
          Dated this 1st day of October, 2007.

/s/ Zev Karkomi
Zev Karkomi

/s/ Craig M. Bernfield
Craig M. Bernfield